Exhibit 99.1

Nuvectis Pharma, Inc. Reports First Quarter 2025 Financial Results and Business Highlights

•	NXP900 clinical data presentation from the Phase 1a dose escalation study at the 2025 AACR conference demonstrated robust pharmacodynamic response and acceptable safety at clinically relevant doses; preclinical data presentations further strengthen the clinical development strategy

•	Completed $15.5M financing, extending projected cash runway into 1Q2027

May 6, 2025, Fort Lee, NJ - Nuvectis Pharma, Inc. (NASDAQ: NVCT) ("Nuvectis" or the "Company"), a clinical-stage biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology, today reported its financial results for the first quarter 2025 and provided an update on recent business progress.

Ron Bentsur, Chairman and Chief Executive Officer of Nuvectis, commented, “The start of 2025 has been eventful for us at Nuvectis as we continued to advance our two clinical programs.” Mr. Bentsur continued, “Last week we provided the first clinical data update for NXP900 from the Phase 1a dose escalation "all comers" study, demonstrating a robust pharmacodynamic response and acceptable safety profile in patients with advanced cancers. We are approaching the conclusion of this portion of the Phase 1 program and are completing our preparations for the Phase 1b portion, into which patients with cancers harboring specific genetic alterations will be enrolled to evaluate, for the first time, the therapeutic potential of single agent NXP900 in target patients. In addition, we continue to advance the combination portion of the Phase 1b program, with recent AACR preclinical poster presentations highlighting the potential of NXP900 as a combination partner to market-leading EGFR and ALK kinase inhibitors, combinations aimed at overcoming acquired resistance to these treatments in non-small cell lung cancer. On the NXP800 side, enrollment into the Phase 1b study in patients with platinum resistant, ARID1a mutated ovarian cancer continues, and we expect to provide an update from this study in a couple of months.” Mr. Bentsur concluded, "We are excited about the upcoming months with NXP900 entering the Phase 1b portion of its clinical development and believe that with the recent financing we have working capital to take us through key clinical development milestones and into 2027.”

First Quarter 2025 Financial Results

Cash and cash equivalents were $29.9 million as of March 31, 2025, compared to $18.5 million as of December 31, 2024. The increase of $11.4 million in cash balance in the first quarter of 2025 is a result of the Company’s public offering in February 2025 with net proceeds of $14.0 million, after transaction fees and expenses, and the utilization of the at-the-market facility, partially offset by the operating expenses for the quarter.

The Company's net loss was $5.3 million for the three months ended March 31, 2025, compared to $4.2 million for the three months ended March 31, 2024, an increase in net loss of $1.1 million. Non-cash stock-based compensation was $1.4 million for the three months ended March 31, 2025 compared to $1.3 million for the three months ended March 31, 2024. The net loss for the three months ended March 31, 2025, also included $0.5 million in one-time non-recurring charges.

Research and development expenses, including non-cash stock-based compensation, were $3.7 million for the three months ended March 31, 2025, compared to $2.7 million for the three months ended March 31, 2023, an increase of $1.0 million.

General and administrative expenses, including non-cash stock-based compensation, were $1.9 million for the three months ended March 31, 2025, compared to $1.7 million for the three months ended March 31, 2024, an increase of $0.2 million.

Interest income was $0.2 million for the three months ended March 31, 2025, compared to $0.2 million for the three months ended March 31, 2024.

About Nuvectis Pharma, Inc.

Nuvectis Pharma, Inc. is a biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology. The Company is currently developing two clinical-stage drug candidates, NXP800 and NXP900. NXP800 is an oral small molecule GCN2 activator currently in a Phase 1b clinical trial for the treatment for platinum resistant, ARID1a-mutated ovarian carcinoma and in an Investigator-sponsored clinical trial for the treatment of cholangiocarcinoma. NXP900 is an oral small molecule inhibitor of the SRC Family of Kinases (SFK), including SRC and YES1. NXP900's unique mechanism of action enables the inhibition of both the catalytic and scaffolding functions of the SRC kinase thereby providing complete shutdown of the signaling pathway. NXP900 is currently in a Phase 1a dose escalation study.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the U.S. federal securities laws, which statements are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate”, "believe”, "contemplate”, "could”, "estimate”, "expect”, "intend”, "seek”, "may”, "might”, "plan”, "potential”, "predict”, "project”, "target”, "aim”, "should”, "will”, "would”, or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Nuvectis Pharma, Inc.'s current expectations, including preclinical and clinical safety and efficacy data generated to date for NXP800 and NXP900, estimates and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy, and financial needs. The outcome of the events described in these forward-looking statements are subject to inherent uncertainties, risks, assumptions, market and other conditions, and other factors that are difficult to predict and include statements and data regarding the preclinical studies for NXP800 and NXP900, and the Phase 1a data for NXP800 and the NXP900 Phase 1a study data to date, as well as the clinical expectations for the ongoing NXP800 Phase 1b study in platinum-resistant, ARID1a-mutated ovarian carcinoma, including the potential ability of the 75mg/day dose intensity in the NXP800 Phase 1b study to generate satisfactory safety and efficacy results, statements regarding NXP800's potential ability to become a therapeutic option for the treatment of platinum-resistant, ARID1a-mutated ovarian carcinoma, cholangiocarcinoma, and potentially other cancer indications, and the timing for completion of the clinical trials, including the ongoing NXP800 Phase 1b study in platinum-resistant ARID1a-mutated ovarian cancer and the investigator-initiated study in cholangiocarcinoma, and statements regarding NXP900's therapeutic potential and the expected timing for the completion of the Phase 1a dose-escalation study and start of the NXP900 Phase 1b program. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are subject to market and other conditions and described more fully in the section titled "Risk Factors" in our 2024 Form 10-K and our other public filings with the U.S. Securities and Exchange Commission ("SEC"). However, these risks are not exhaustive and new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or other filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact

Ron Bentsur

Chairman, Chief Executive Officer and President

rbentsur@nuvectis.com

Media Relations Contact

Kevin Gardner

LifeSci Advisors

kgardner@lifesciadvisors.com

NUVECTIS PHARMA, INC.

BALANCE SHEET

(USD in thousands, except per share and share amounts)

	March 31,	December 31,
	2025	2024
Assets
CURRENT ASSETS
Cash and cash equivalents	$29,864	$18,533
Other current assets	284	74
TOTAL CURRENT ASSETS	30,148	18,607
TOTAL ASSETS	$30,148	$18,607

Liabilities and Shareholders’ Equity

CURRENT LIABILITIES
Accounts payables	$2,992	$2,498
Payable offering costs	300	—
Accrued liabilities	865	840
Employee compensation and benefits	5,037	5,556
TOTAL CURRENT LIABILITIES	9,194	8,894
TOTAL LIABILITIES	9,194	8,894

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Common Shares, $0.00001 par value – 60,000,000 shares authorized as of March 31, 2025, and December 31, 2024, 23,634,586, and 19,495,683 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	*	*
Additional paid in capital	99,531	82,958
Accumulated deficit	(78,577)	(73,245)
TOTAL SHAREHOLDERS’ EQUITY	20,954	9,713
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$30,148	$18,607

*            Represents an amount lower than $1,000 USD.

NUVECTIS PHARMA, INC.

STATEMENT OF OPERATIONS

(USD in thousands, except per share and share amounts)

	Three Months Ended March 31,
	2025	2024
OPERATING EXPENSES:
Research and development	$3,680	$2,660
General and administrative	1,888	1,736

OPERATING LOSS	(5,568)	(4,396)
Finance income	236	225

NET LOSS	$(5,332)	$(4,171)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(5,332)	$(4,171)
BASIC AND DILUTED NET LOSS PER COMMON SHARE OUTSTANDING	$(0.27)	$(0.25)
Basic and diluted weighted average number of common shares outstanding	19,937,507	16,559,335